Exhibit 99.1
                                                                    ------------


Company Press Release

First Bancorp of Indiana, Inc. Announces Earnings

EVANSVILLE, Ind., January 16, 2004 /PRNewswire-FirstCall/ -- First Bancorp of Indiana, Inc., (Nasdaq:FBEI), the holding company for First Federal Savings Bank (the "Bank"), reported earnings of $360,000 for the quarter ended December 31, 2003, compared to $405,000 for the same quarter period in 2002, a decrease of
11.2 percent. For the six months ended December 31, 2003, net income was $612,000 or 23.9 percent below the $804,000 recognized over the like period a year ago.

Second quarter earnings represented 22 cents per average outstanding share (diluted) compared to 26 cents for the quarter ended December 31, 2002. For the first two quarters of the fiscal year, diluted earnings per share totaled 38 cents on 1.60 million average shares compared to 51 cents on 1.59 million shares during the same period the preceding year.

The lower net income resulted primarily from a narrower net interest margin and increased overhead expenses. For example, net interest income for the quarter ended December 31, 2003, decreased 6.8 percent from the same period a year ago. This change was attributed to a 7.1 percent decline in total interest income that was only partially offset by a 7.3 percent reduction in total interest expenses. The sustained low interest rate environment during the past twelve months has begun to narrow the spread between the yields on earning assets and the cost of funds.

During the most recent quarter, nearly $16 million of loans were sold for which allowances for loss had been provided previously. Consequently, a $43,000 net recovery of allowances for loan losses was recorded during the most recent quarter compared to a $150,000 provision for loan losses during the same quarter last year.

Noninterest income increased 4.0 percent between the comparative quarters. This improvement was distributed among several categories, most notably fees for servicing sold loans, gains on loan sales, and increases in the cash surrender values of bank-owned life insurance. At the same time, noninterest expenses for the quarter ended December 31, 2003, were 11.3 percent above the same period in fiscal 2003. Nearly two-thirds of the increase was attributed to costs for supporting the various employee benefit programs.

Certain information in this press release may constitute forward-looking information that involves risks and uncertainties that could cause actual results to differ materially from those estimated. Persons are cautioned that such forward-looking statements are not guarantees of future performance and are subject to various factors that could cause actual results to differ materially from those estimated. Undue reliance should not be placed on such forward-looking statements.

First Bancorp of Indiana, Inc. and First Federal Savings Bank, an FDIC-insured federal stock savings bank, operate from headquarters in Evansville, Indiana.

CONTACT: Harold Duncan, President and CEO, First Bancorp of Indiana,
812-423-3196.

                         First Bancorp of Indiana, Inc.
                        Consolidated Financial Highlights
                                 (in thousands)

                                                    12/31/2003       6/30/2003
                                                  ================ ===============
Selected Balance Sheet Data:                        (unaudited)
Total assets                                         211,901         188,506
Investment securities                                  1,002               0
Mortgage-backed securities                            49,745          31,957
Loans receivable, net                                138,380         135,022
Deposit accounts                                     131,653         115,891
Long-term debt                                        42,333          40,333
Equity capital                                        30,145          29,906

                                                            Three months                    Six months
                                                         ended December 31,             ended December 31,

                                                       2003             2002           2003           2002
                                                  ================================ ============================
Selected Operating Data:                           (unaudited)     (unaudited)     (unaudited)   (unaudited)
Interest income                                        2,568           2,763           5,142          5,622
Interest expense                                       1,107           1,195           2,221          2,486
                                                  -------------------------------- ----------------------------
Net interest income                                    1,461           1,568           2,921          3,136
Provision for loan losses                                (43)            150              47            300
                                                  -------------------------------- ----------------------------
Net interest income after provision                    1,504           1,418           2,874          2,836
Noninterest income                                       533             513           1,021            962
Noninterest expense                                    1,508           1,355           2,992          2,644
                                                  -------------------------------- ----------------------------
Income before income taxes
  and cumulative effect of a                             529             576             903          1,154
  change in accounting principle
Income taxes                                             169             171             291            350
Cumulative effect of change in
    accounting principle                                   0               0               0              0
                                                  -------------------------------- ----------------------------
Net income                                               360             405             612            804

                                                             At or for                      At or for
                                                         the three months                 the six months
                                                        ended December 31,              ended December 31,


Selected Financial Ratios:                             2003             2002           2003           2002
                                                  ================================ ============================
Performance Ratios:                                (unaudited)     (unaudited)     (unaudited)   (unaudited)
Return on average assets                                0.71%           0.89%           0.62%          0.88%
Return on average equity                                4.83%           5.31%           4.10%          5.27%
Basic earnings per share                                0.23            0.27            0.40           0.53
Diluted earnings per share                              0.22            0.26            0.38           0.51
Interest rate spread                                    2.94%           3.43%           3.01%          3.41%
Net interest margin                                     3.16%           3.76%           3.24%          3.75%
Other expenses as a % of average total assets           2.99%           2.97%           3.04%          2.89%

Asset Quality Ratios:
Nonperforming loans as a % of total loans               0.31%           0.41%           0.31%          0.41%
Nonperforming assets as a % of total assets             0.22%           0.29%           0.22%          0.29%
Allowance for loan losses as a % of total loans         0.74%           0.81%           0.74%          0.81%
Allowance for loan losses as a %
  of nonperforming loans                              238.89%         200.40%         238.89%        200.40%

For further information:
Harold Duncan, Chairman & CEO
(812) 423-3196